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                                                                   EXHIBIT T3A-3



                              CERTIFICATE OF MERGER
                                       OF
                           BW ACQUISITION CORPORATION
                            (A DELAWARE CORPORATION)
                                      INTO
                               BACKWIRE.COM, INC.
                            (A DELAWARE CORPORATION)

                                   ***********

The undersigned corporation

DOES HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations that are a party to the merger are as follows:

         Name                                      State of Incorporation

         BW Acquisition Corporation                Delaware
         Backwire.com, Inc.                        Delaware

         SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

         THIRD: That the name of the surviving corporation is Backwire.com, Inc.

         FOURTH: That the Certificate of Incorporation of Backwire.com, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation; provided that from and after the effective time of the merger:

                  (i) Article 4 of the surviving corporation's Certificate of Incorporation shall be deleted and replaced with the following:

                                   "ARTICLE 4.

                           A. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is one thousand one hundred (1,100) shares. One Thousand (1,000) shares shall be Common Stock, each having a par value of one-hundredth of one cent ($.0001). One hundred shares shall be Preferred Stock, each having a par value of one-hundredth of one cent ($.0001).

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                           B.       The Preferred Stock may be issued from time
                  to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a "Preferred Stock Designation") pursuant to the General Corporation Law of the State of Delaware, to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

                  (ii) The first sentence of Section B of Article 5 shall be amended by deleting at the end of such sentence the words "including without limitation Section G of Article IV hereof."

         FIFTH: That the executed Agreement and Plan of Merger is on file at 700 South Washington Street, Suite 220, Alexandria, VA 22314, the principal place of business of the surviving corporation.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

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         IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Merger this 24th day of April, 2001.

                                             BACKWIRE.COM, INC

                                             By /s/ Thomas MacIsaac
                                               ---------------------------------
                                             Name:  Thomas MacIsaac
                                             Title: CEO

                            CERTIFICATE OF AMENDMENT
              TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BACKWIRE.COM, INC.

                  (ORIGINALLY INCORPORATED ON NOVEMBER 8, 1999)

         BACKWIRE.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

         FIRST: That the name of the Corporation is: Backwire.com, Inc.

         SECOND: That the date on which the Amended and Restated Certificate of Incorporation of the Corporation (the "CHARTER") was filed was June 20, 2000.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 142 of the General Corporation Law of the State of Delaware, on August 2, 2000, adopted resolutions amending the Charter as follows:

         The first paragraph of Article 4 of the Charter shall be amended and restated to read in its entirety as follows:

                  "The Corporation is authorized to issue a total of twenty million (20,000,000) shares of capital stock, $0.001 par value per share. sixteen million eight hundred thousand (16,800,000) of such shares are designated "COMMON STOCK" and three million two hundred thousand (3,200,000) of such shares are designated "PREFERRED STOCK" all of which shares of Preferred Stock are designated as the Corporation's "SERIES A CONVERTIBLE PREFERRED STOCK." The Series A Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the succeeding provisions of this
                  Article 4."

         FOURTH: That pursuant to a resolution of Board of Directors, this Certificate of Amendment submitted to and has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

                                    * * * * *

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         IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Amendment to be signed by the undersigned, its duly appointed and serving officer, as of August 18, 2000.

                                             BACKWIRE.COM, INC

                                             By /s/ James A. Dunn Jr.
                                               ---------------------------------
                                             Name:  James A. Dunn Jr.
                                             Title: President

                            CERTIFICATE OF AMENDMENT
              TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               BACKWIRE.COM, INC.

                  (ORIGINALLY INCORPORATED ON NOVEMBER 8, 1999)

         BACKWIRE.COM, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

         FIRST: That the name of the Corporation is: Backwire.com, Inc.

         SECOND: That the date on which the Amended and Restated Certificate of Incorporation of the Corporation (the "CHARTER") was filed was June 20, 2000.

         THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 142 of the General Corporation Law of the State of Delaware, on August 2, 2000, adopted resolutions amending the Charter as follows:

         The first paragraph of Article 4 of the Charter shall be amended and restated to read in its entirety as follows:

                  "The Corporation is authorized to issue a total of twenty million (20,000,000) shares of capital stock, $0.001 par value per share. Seventeen million (17,200,000) of such shares are designated "COMMON STOCK" and three million (2,800,000) of such shares are designated "PREFERRED STOCK" all of which shares of Preferred Stock are designated as the Corporation's "SERIES A CONVERTIBLE PREFERRED STOCK." The Series A Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the succeeding provisions of this Article 4."

         FOURTH: That pursuant to a resolution of Board of Directors, this Certificate of Amendment submitted to and has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

                                    * * * * *

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by the undersigned, its duly appointed and serving officer, as of August 3, 2000.

                                             BACKWIRE.COM, INC

                                             By /s/ Thomas MacIsaac
                                               ---------------------------------
                                             Name:  Thomas MacIsaac
                                             Title: CEO

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                               BACKWIRE.COM, INC.

         Backwire.com, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify as follows:

                  (a) The name of the corporation is Backwire.com, Inc. The original Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of the State of Delaware on November 8, 1999.

                  (b) A Certificate of Amendment was filed with the office of the Secretary of State of the State of Delaware on March 22, 2000.

                  (c) This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the DGCL

                  (d) This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, as heretofore amended or supplemented.

                  (e) The text of the Certificate of Incorporation is amended and restated in its entirety as follows:

I.

         The name of the corporation is Backwire.com, Inc. (the "Corporation").

II.

         The address of the current registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle. The name of the current registered agent at such address is Corporation Service Company.

III.

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under DGCL.

IV.

         The Corporation is authorized to issue a total of twenty million (20,000,000) shares of capital stock, $0.001 par value per share. Seventeen million six hundred thousand (17,600,000) of such shares are designated "Common Stock" and two million four hundred thousand (2,400,000) of such shares are designated "Preferred Stock" all of which shares of Preferred

Stock are designated as the Corporation's "Series A Convertible Preferred Stock." The Series A Convertible Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the succeeding provisions of this Article 4.

         A.       Dividends.

                  1. The holders of the Series A Preferred Stock shall be entitled, out of any assets legally available therefor, prior to and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of the Corporation) on the Common Stock or any other series of preferred stock of the Corporation, as and if declared by the Board of Directors of the Corporation. Any declared dividends with respect to a share of Series A Preferred Stock which are payable and/or in arrears shall, upon conversion of such share to Common Stock, subject to the rights of any series of Preferred Stock which may from time to time and at any time come into existence, be paid to the extent assets are legally available therefor and any amounts for which assets are not legally available shall be paid promptly as assets become legally available therefor, any partial payment will be made pro rata among the holders of such shares.

                  2. As long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not directly or indirectly pay or declare any dividends or make any distribution on the Common Stock or any other series of preferred stock or purchase, redeem or acquire any shares of capital stock other than the Series A Preferred Stock, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, or acquisition thereof. The provisions of this Subsection A. 2. shall not, however, apply to (i) a dividend payable in Common Stock; (ii) any repurchase of any outstanding securities of the Corporation that is (x) unanimously approved by the Corporation's Board of Directors, or (y) approved by the Corporation's Board of Directors if such repurchase is pursuant to a right of first refusal held by the Corporation; or
                           (iii) any purchase of shares of Common Stock from former employees of the Corporation, if each such purchase is approved by the Corporation's Board of Directors and is made in connection with the termination of employment of any former employee.

         B.       Preference on Liquidation.

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                  1.       Upon the occurrence of any Liquidating Event (as
                           defined below), each holder of Series A Convertible Preferred Stock then outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Corporation's Common Stock or other series of preferred stock then in existence that is outstanding and junior to the Series A Convertible Preferred Stock, an amount per share of Series A Convertible Preferred Stock equal to $2.50 (the "Original Purchase Price"), subject to proportionate adjustment for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events with respect to such share, plus all accrued but unpaid dividends on such share computed to the date payment thereof is made available (the "Series A Preferential Amount"). Subject to the following sentence, after payment of the Series A Preferential Amount, the remaining assets or property distributable upon such liquidation shall be divided pro rata among the holders of the Corporation's Series A Convertible Preferred Stock and Common Stock in an amount per share as would have been payable had each share of Series A Convertible Preferred Stock been converted to Common Stock pursuant to Section D of this Article
                           4. Notwithstanding anything above to the contrary, if
                           (a) the distributions above would result in the payment to the holders of the Series A Convertible Preferred Stock of an amount per share in excess of three times the Original Purchase Price (subject to proportionate adjustment for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events with respect to such shares), or (b) are triggered by a Liquidating Event that constitutes a Qualified Sale (as defined), then the holders of Series A Convertible Preferred Stock will receive in lieu of such distributions an amount equal to the greater of (x) an aggregate of three times the Original Purchase Price (subject to proportionate adjustment for any stock splits, combinations, consolidations, recapitalizations, reorganizations, reclassifications, stock distributions, stock dividends or other similar events with respect to such shares), or (y) the per share amount that such holders would have received for each share of Series A Convertible Preferred Stock had each such shares been converted into Common Stock immediately prior to the Liquidating Event.

                  2. Written notice of any such Liquidating Event stating a payment date, the place where such payment shall be made, the amount of each payment in liquidation and the amount of dividends to be paid shall be given by first class mail, postage prepaid, not less than twenty (20) days prior to the payment date stated therein, to each holder of record of the Series A Convertible Preferred Stock at such holder's address as shown in the records of the Corporation, provided that any holder of Series A Convertible Preferred Stock may convert its shares of Series A Convertible Preferred Stock to Common Stock during such period at any time prior to the payment date stated in such notice. If upon the occurrence of a Liquidating Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of the Series A Convertible Preferred Stock the full amount to which they shall be entitled, the holders of the Series A Convertible Preferred Stock shall share ratably in any distribution of assets according to the amounts that would be payable in respect of the shares held by them upon such distribution if all amounts payable to or with respect to said shares were paid in full.

                  3. A "Liquidating Event" shall mean (i) any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, (ii) any consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of fifty percent (50%) or more of the outstanding shares of the Corporation (or such greater percentage as may be approved, in writing, by the holders of at least two-thirds of the then outstanding shares of Series A Convertible Preferred Stock) for securities or other consideration issued or paid or cause to be issued or paid by any such entity or affiliate thereof (other than a consolidation or merger effected to reincorporate the Corporation, in a different jurisdiction), or (iii)a sale, transfer or other disposition of all or substantially all the assets of the Corporation to an entity that is not controlled, directly or indirectly, by the stockholders of the Corporation; for purposes of this definition, "control" shall mean ownership of more than fifty percent (50%) of the voting power of an entity; provided, however, if the holders of at least two-thirds of the shares of Series A Convertible Preferred Stock so elect by giving written notice to the Corporation before the effective date of a merger or consolidation or the sale of all or substantially all the assets of the Corporation that would otherwise be a Liquidating Event as defined herein, such merger, consolidation or sale shall not be deemed a Liquidating Event and the provisions of Subsection D(7) shall apply. The amount deemed distributed to the holder of Series A Convertible Preferred Stock upon any such merger, consolidation or sale shall be the cash or the value of the property tights or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board of Directors of the Corporation, except that any securities to be delivered to the holders of the Series A Convertible Preferred Stock upon any such merger, consolidation or sale shall be valued as follows:

                  a. Securities not subject to investment letter or, other similar restrictions on free marketability:

                           (1) If traded on a securities exchange or the Nasdaq National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

                           (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

                           (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the then outstanding Series A Convertible Preferred Stock

                           (4) For the purposes of Subsection (iii) above, in the event that the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Series A Convertible Preferred Stock are unable to mutually agree upon a fair market value, the fair market value shall be determined by an independent appraiser chosen by the Corporation and approved by the holders of a majority of the Series A Convertible Preferred Stock (which approval shall not be unreasonably withheld, conditioned or delayed), who shall determine the fair market value. In the event that the Corporation formally submits the names of three proposed independent appraisers and the holders of a majority of the Series A Convertible Preferred Stock do not so approve of any such appraiser, then the American Arbitration Association shall be employed to choose an independent appraiser (which appraiser shall not be affiliated in any way with the Corporation or any of its stockholders), and such person shall promptly determine the fair market value for these purposes, which determination shall be binding and conclusive on the Corporation and the holders of the Series A Convertible Preferred Stock. The Corporation shall bear the direct costs and expenses of the independent appraiser and the Corporation and the holders of the Series A Convertible Preferred Stock shall each bear all of their own respective costs and expenses incurred in connection with the appraisal process.

                  b. The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in Section B.3.a to reflect the approximate fair market value thereof.

         C.       Voting.

                  1. Generally. Except as otherwise expressly provided herein or as required by law, the holder of each share of Series A Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series A Convertible Preferred Stock could then be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by laws, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Convertible Preferred Stock held by each holder could be converted) shall be reduced to the nearest whole number.

                  2. Board Size; Election of Directors. So long as (i) Five Paces Ventures, L.P. ("Five Paces") owns at least fifty percent (50%) of all of the originally issued shares of Series A Convertible Preferred Stock issued pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement by and among the Corporation Five Paces and certain other purchasers on June 21, 2000 (the "Series A Purchase Agreement"); and (ii) there has not been a Qualified Public Offering, as defined in Section F, the holders of the Series A Convertible Preferred Stock shall be entitled, voting as a separate class, to elect one director of the Corporation who shall be designated by Five Paces (the "Series A Director") at each meeting of the stockholders held for the election of directors, or upon the taking of a written consent of stockholders for such purpose. The holders of the Common Stock, voting as a separate class, shall be entitled to elect three (3) directors of the Corporation. The holders of the Series A Convertible Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect one (1) director of the Corporation, selected from among those persons nominated by any of the then serving members of the Board of Directors of the Corporation. Notwithstanding the foregoing or anything else to the contrary provided in this Certificate of Incorporation, if the Corporation fails or refuses, for any reason or for no reason, to redeem on the Redemption Date (as defined in Section H hereof) all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms and provisions of Section H hereof and such failure continues for ninety (90) days (subject to an appropriate extension to permit the completion of any then pending appraisal process being conducted under Section H) after the Company receives written notice thereof the holders of the Series A Convertible Preferred Stock, voting as a separate class, the smallest number of directors that shall constitute a majority of the authorized number of directors of the Corporation, and the holders of the Common Stock, voting as a separate class, shall be entitled to elect the remaining members of the Board of Directors. Upon the election by the holders of the Series A Convertible Preferred Stock of the directors they arc entitled to elect as hereinabove provided, the terms of office of all persons who were theretofore directors of the Corporation shall forthwith terminate, whether or not the holders of the Voting Common Stock shall then have elected the remaining directors of the Corporation. If, after the election of a new Board of Directors pursuant to this subsection, the Corporation redeems all of the then outstanding shares of Series A Convertible Preferred Stock in accordance with the terms of Section H hereof, then the holders of Series A Convertible Preferred Stock automatically shall be divested of the special voting tights specified in this subsection. Upon the termination of any such special voting rights as hereinabove provided, the Board of Directors shall promptly call a special meeting of the stockholders at which all directors will be elected, and the terms of the office of all persons who are then directors of the Corporation shall terminate immediately upon the election of their successors.

                  3. Vacancies. In the case of any vacancy (other than a vacancy caused by removal by vote of the stockholders in accordance with applicable law) in the office of a director occurring among the directors elected by the holders of a class of stock (if any) pursuant to Section C(2), the remaining directors so elected by that class may, by affirmative vote of a majority thereof (or the renaming director so elected if there be but one, or if there are no such directors remaining, by the affirmative vote of the holders of a majority of the shares of that class), elect a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of a class of stock (if any) or by any directors so elected as provided in the immediately preceding sentence hereof may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the holders of the shares of the class of stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the holders of that class of stock represented at a meeting or pursuant to written consent.

         D.       Conversion Rights.

                  Subject to and in compliance with the provisions of this Section D, each share of the Series A Convertible Preferred Stock shall be convertible at the option of the holder thereof, at any time after the issuance of such share, into fully paid and nonassessable shares of Common Stock of the Corporation. The number of Shares of Common Stock into which each share of the Series A Convertible Preferred Stock may be converted shall be determined by dividing the Original Purchase Price by the Conversion Price (determined as hereinafter provided) in effect at the time of the conversion.

1. The Conversion Price of the Series A Convertible Preferred Stock, before any adjustment is required pursuant to Section E, shall be equal to the Original Purchase Price.

2. The holder of any shares of Series A Convertible Preferred Stock may exercise the conversion rights as to such shares or any part thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Convertible Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed for transfer to the Corporation or accompanied by a written instrument or instruments of transfer (if required by it), accompanied by written notice stating that the holder elects to convert all or a specific number of such shares represented by the certificate or certificates. Such notice shall also state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable thereafter the Corporation shall issue and deliver to such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check for cash with respect to any fractional interest in a share of Common Stock as provided in Subsection D(3). The holder shall be deemed to have become a stockholder of record of Common Stock on the applicable Conversion Date. Upon conversion of only a portion of the number of shares of Series A Convertible Preferred Stock represented by a certificate surrendered for conversion, the Corporation shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock not so converted.

3. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series A Convertible Preferred Stock. If more than one share of Series A Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock that would otherwise be issuable upon conversion of any shares of Series A Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest equal to the fair market value of such fractional interest as determined in good faith by the Corporation's Board of Directors.

4. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the Series A Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation that such tax has been paid.

5. The Corporation shall at all times reserve and keep available, out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of Series A Convertible Preferred Stock, the full number of shares of Common Stock deliverable upon the conversion of all Series A Convertible Preferred Stock from time to time outstanding. The Corporation shall from time to time use its best efforts to obtain necessary director and stockholder approvals, in accordance with the laws of the State of Delaware, to increase the authorized amount of its Common Stock if at any time the authorized amount of its Common Stock remaining unissued shall not be sufficient to permit the conversion of all of the shares of Series A Convertible Preferred Stock at the time outstanding, and shall take all such actions as are necessary to increase such authorized amount of Common stock upon obtaining such approvals. Before taking any action that would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon the conversion of Series A Convertible Preferred Stock, the Corporation will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

6. If the Common Stock issuable upon the conversion of Series A Convertible Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for in Section E(l)), then and in each such event the holder of each share of Series A Convertible Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock might have been converted immediately prior to such reorganization, reclassification, or change.

7. In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation (other than a consolidation, merger or sale treated as a Liquidating Event pursuant to Section B(3) above), each share of Series A Convertible Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property that a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of Series A Convertible Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions set forth in Section E with respect to the rights and interest thereafter of the holders of Series A Convertible Preferred Stock, to the end that the provisions set forth in Section E shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of Series A Convertible Preferred Stock.

8. If any shares of Common Stock to be reserved for the purpose of conversion of shares of Series A Convertible Preferred Stock require registration or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise, before such shares may be validly issued or delivered upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration, listing or approval, as the case may be,

9. All shares of Common Stock that may be issued upon conversion of the shares of Series A Convertible Preferred Stock will upon issuance by the Corporation be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

10. In case any shares of Series A Convertible Preferred Stock shall be converted pursuant to Sections D or F hereof, the shares so converted shall be cancelled and shall not thereafter be subject to reissuance by the Corporation. The Corporation shall use its best efforts promptly thereafter to amend this Certificate of Incorporation to effect the corresponding reduction in the Corporation's authorized capital stack.

11. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all of the provisions of this Section D and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Convertible Preferred Stock against impairment.

         E. Adjustment of Conversion Price. The Conversion Price from time to time in effect shall be subject to adjustment from time to time as follows:

1. Stock Splits, Dividends and Combinations. In case the Corporation shall at any time subdivide the outstanding shares of Common Stock or shall issue a dividend in Common Stock on its outstanding Common Stock without a corresponding adjustment with respect to the Series A Convertible Preferred Stock, the Conversion Price in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the Corporation shall at any time combine the outstanding shares of Common Stock into a lesser number of shares of Common Stock without a corresponding adjustment with respect to the Series A Convertible Preferred Stock, the Conversion Price in effect immediately prior to such combination shall be proportionately increased, concurrently with the effectiveness of such subdivision, dividend or combination, as the case may be.

2. Noncash Dividends, Stock Purchase Rights, Capital Reorganizations and Dissolutions. In case:

                                    a.       the Corporation shall take a record
                           of the holders of its Common Stock for the purpose of entitling them to receive a dividend or any other distribution, other than distributions payable in cash, or subdivisions or combinations of the Corporation's outstanding shares of Common Stock; or

                                    b.       the Corporation shall take a record
                           of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase any shares of stock of any class or to receive any other rights; or

                                    c.       of any capital reorganization of
                           the Corporation, reclassification of the capital stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock), consolidation or merger of the Corporation with or into another corporation, which transaction is not a Liquidating Event, or of the conveyance of all or substantially all of the assets of the Corporation to another corporation, which transaction is not a Liquidating Event;

                           then, and in any such case, the Corporation shall cause to be mailed to the holders of record of the outstanding Series A Convertible Preferred Stock, at least ten (10) days prior to the date hereinafter specified, a notice stating the date on which (i) a record is to be taken for the purpose of such dividend, distribution or rights or (ii) such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyances, dissolution, liquidation or winding up.

                  3. Issuances at Less Than the Conversion Price. Upon the issuance or sale by the Corporation of:

                                    a.       Common Stock for a consideration
                           per share less than the Conversion Price in effect immediately prior to the time of such issue or sale; or

                                    b.       any Stock Purchase Rights, the
                           consideration per share for which shares of Common Stock may at any time thereafter be issuable upon exercise thereof (or, in the case of Stock Purchase Rights exercisable for the purchase of Convertible Securities, upon the subsequent conversion or exchange of such Convertible Securities) at a purchase price less than the Conversion Price in effect immediately prior to the time of the issue or sale of such Stock Purchase Rights; or

                                    c.       any Convertible Securities, the
                           consideration per share for which shares of Common Stock may at any time thereafter be issuable pursuant to the terms of such Convertible Securities at a purchase price less than the Conversion Price in effect immediately prior to the time of the issue or sale of such Convertible Securities;

                           other than an issuance of Common Stock pursuant to Subsections E(I) or E(6) hereof; then forthwith upon such issue or sale, the Conversion Price shall be reduced to a price (calculated to the nearest cent) determined by the following formula:

                                      CP(1)    =        CP       +        N + C
                                                                          ------
                                                                          N + AS
                           where:

                             CP(1)  =      the Conversion Price as so adjusted;

                             CP     =      the former Conversion Price;

                             N      =      the number of shares of Common Stock
immediately                                outstanding prior to such issuance
assuming exercise or                       (or deemed issuance) conversion of
exercisable for or                           all outstanding securities
                                                convertible into Common Stock;

                             C      =      the number of shares of Common Stock
aggregate                                     that the consideration received or
received by the                               deemed to be Corporation for the
additional securities so issued               total number of or deemed to be
purchase if the purchase price per            issued would share were equal to
existing Conversion Price;                    the then

                             AS     =      the number of shares of Common Stock
deemed to be                               so issued or issued.

                           Notwithstanding the foregoing, the Conversion Price shall not be so reduced at such time if the amount of such reduction would be an amount less than $.01, but any such amount shall be carried forward and deduction with respect thereto made at the time of and together with any subsequent reduction that, together with such amount and any other amount or amounts so carried forward, shall aggregate $.01 or more.

4. Definitions. For purposes of Subsection E(3), the following provisions will be applicable:

                                    a.       "Convertible Securities" shall mean
                           evidences of indebtedness, shares of stock
                           (including, without limitation, the Series A
                           Convertible Preferred Stock) or other securities that are convertible into or exchangeable for, with or without payment of additional consideration, shares of Common Stock;

                                    b.       "Stock Purchase Rights" shall mean
                           any warrants, options or other rights to subscribe for, purchase or otherwise acquire any shares of Common Stock or any Convertible Securities; and

                                    c.       Convertible Securities and Stock
                           Purchase Rights shall be deemed outstanding and issued or sold at the time of such issue or sale.

5. Determination of Consideration. The "consideration actually received" by the Corporation for the issuance, sale, grant or assumption of shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows.

                                    a.       Cash Payment. In the case of cash,
                           the net amount received by the Corporation after deduction of any accrued interest or dividends and before deducting any expenses paid or incurred and any underwriting commissions or concessions paid or allowed by the Corporation in connection with such issue or sale.

                                    b.       Noncash Payment. In the case of
                           consideration other than cash, the value of such consideration, which shall not include the value of any Convertible Securities being converted or exchanged, as determined by the Board of Directors in good faith, after deducting any accrued interest or dividends.

                                    c.       Stock Purchase Rights and
                           Convertible Securities. The "consideration actually received" upon the issuance or sale of any Stock Purchase Rights or Convertible Securities shall be the total consideration, if any, received by the Corporation as consideration for the Stock Purchase Rights or the Convertible Securities, as the case may be, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the exercise of such Stock Purchase Rights or upon the conversion or exchange of such Convertible Securities, as the case may be, in each case after deducting any accrued interest or dividends.

                                    d.       Readjustment of Conversion Price.
                           In the event of any change in (i) the consideration, if any, payable upon exercise of any Stock Purchase Rights Or upon the conversion or exchange of any Convertible Securities or (ii) the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, the Conversion Price as computed upon the original issue thereof shall forthwith be readjusted to the Conversion Price that would have been in effect at such time had such Stock Purchase Rights or Convertible Securities provided for such changed purchase price, consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any Stock Purchase Rights not exercised or of any right to convert or exchange under any Convertible Securities not converted, the Conversion Price then in effect shall forthwith be increased to the Conversion Price that would have seen in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No readjustment of the Conversion Price pursuant to this paragraph (d) shall (i)increase the Conversion Price by an amount in excess of the adjustment originally made to the Conversion Price in respect of the issue, sale or grant of the applicable Stock Purchase Rights or Convertible Securities or (ii) require any adjustment to the amount paid or number of shares of Common Stock received by any holder of Series A Convertible Preferred Stock upon any conversion of any share of Series A Convertible Preferred Stock prior to the date upon which such readjustment to the Conversion Price shall occur.

                                    e.       Certificate of Adjustment Upon the
                           occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section E, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof, and prepare and furnish to each holder of Series A Convertible Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written notice at any time, issue a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other property that at the time would be received upon the conversion of such holder's shares.

6. Exclusions. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of (i) the waiver of any such adjustment by the holders of at least sixty-six percent (66%) of the then outstanding shares of Series A Convertible Preferred Stock;
         (ii) the issuance of Common Stock upon conversion of Preferred Stock and any warrants issued in connection with the issuance thereof; (iii) up to 1,000,000 shares of Common Stock (as adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like with respect to such shares), or options, warrants or rights convertible into such number of shares of Common Stock, or any combination thereof, issued to employees, officers, directors and/or consultants of the Company pursuant to any incentive agreement or arrangement approved by the Company's Board of Directors, plus such additional shares of Common Stock or options, warrants or rights convertible into such number of shares of Common Stock, or any combination thereof, issued to employees, officers, directors and/or consultants of the Company pursuant to any incentive agreement or arrangement approved by the Company's Board of Directors, or by a committee thereof, a majority of the members of winch ate not employees and one of the members of which is the Series A Director; (iv) securities issued pursuant to any stock dividend, stock split, combination, distribution or other reclassification by the Company of any of its capital stock; (v) other options, warrants, or shares of capital stock of the Corporation issued or issuable in connection with any strategic acquisition or alliance, vendor-related transaction, property or equipment lease or financing activity of the Corporation, in each case as approved by the Board of Directors, including at least one director elected by the holders of the Series A Convertible Preferred Stock; or (vi) and shares of Common Stock issued or issuable by reason of any adjustment, dividend, stock split, combination, distribution or other reclassification affecting shares of Common Stock covered by any of the foregoing clauses (i)-(v) or this clause (vi).

         F. Mandatory Conversion. Each share of Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock, at the then applicable Conversion Price, upon
                  (a) the effectiveness of the Corporation's initial registration statement for the sale of its shares of Common Stock in a firm commitment underwritten public offering registered under the Securities Act of 1933, as amended, with net proceeds to the Corporation of at least $20,000,000 and at a price per share of at least three times the Original Purchase Price (as adjusted for any combinations, consolidations, recapitalization, stock splits, stock dividends and the like with respect to such shares)(a "Qualified Public Offering"); (b) by sale of all or substantially all of the assets of the Company in which the gross proceeds to the Company equal at least the product of three time the Original Purchase Price (as adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like with respect to such shares) multiplied by the number of shares of Common Stock then outstanding assuming exercise or conversion of all outstanding securities exercisable for or convertible into Common Stock, or a merger in which the Company is not the surviving entity where the value of the consideration to be received by the holders of the Series A Convertible Preferred Stock and whether in cash or securities is at least three times the Original Purchase Price (as adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like with respect to such shares) per share (a "Qualified Sale"); or (c) the vote of at least two-thirds (2/3) of the shares of Series A Convertible Preferred Stock. All holders of record of shares of Series A Convertible Preferred Stock will be given at least twenty (20) days' prior written notice of the date fixed for mandatory conversion of the Series A Convertible Preferred Stock and the event causing the mandatory conversion of the Series A Convertible Preferred Stock into Common Stock. Such notice shall be sent by first class mail, postage prepaid, to each holder of record of Series A Convertible Preferred Stock at such holder's address as shown in the records of the Corporation. On or before the date so fixed for conversion, each holder of shares of the Series A Convertible Preferred Stock shall surrender the certificate or certificates for all such shares to the Corporation at the place designated in such notice and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled. The mechanics for conversion and other provisions relating to conversion of Series A Convertible Preferred Stock into Common Stock set forth elsewhere in this Amended and Restated Certificate of Incorporation shall apply to the mandatory conversion of the Series A Convertible Preferred Stock.

         G. Restrictions and Limitations. Except as otherwise required by law, for so long as at least twenty-five percent (25%) of the shares issued pursuant to the Series A Purchase Agreement (as adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like with respect to such shares) of Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the outstanding shares of such Series A Convertible Preferred Stock;

1. amend or modify the Amended and Restated Certificate of Incorporation or Bylaws of the Corporation such that the rights, powers, preferences, or privileges of the Series A Convertible Preferred Stock are adversely affected;

2. authorize or issue any new or existing class or classes or series of capital stock having any preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation equal to or superior to any such preference or priority of the Series A Convertible Preferred Stock, or authorize or issue shares of stock of any class or any bonds, debentures, notes or other obligations convertible into or exchangeable for, or having option rights to purchase, any shares of stock of the Corporation having any preference or priority as to dividends or amounts distributable upon dissolution, liquidation or winding up of the Corporation equal to or superior to any such preference or priority of the Series A Convertible Preferred Stock;

3. voluntarily or involuntarily liquidate, dissolve or wind up the Corporation or its business;

4. merge or consolidate into or with any other entity, or sell, convey, transfer or otherwise dispose of all or substantially all of the Corporation's assets;

5. pay or declare any dividend or distribution on any shares of its capital stock (other than the Preferred Stock), or apply any of its assets to the redemption, retirement, purchase or acquisition, directly or indirectly, through subsidiaries or otherwise, of any shares of its capital stock, except as otherwise expressly provided for in this Amended and Restated Certificate of Incorporation;

6. amend or modify the Corporation's Stock Incentive Plan to reserve for issuance pursuant to stock options or other stock incentive awards in excess of 1,000,000 shares of Common Stock (as adjusted for any combinations, consolidations, recapitalizations, stock splits, stock dividends and the like with respect to such shares) for issuance to employees, officers, directors and/or consultants of the Company, or the adoption, approval or grant of any other incentive agreement or arrangement pursuant to which in excess of 1,000,000 shares of Common Stock in the aggregate together with the shares reserved under the Company's Stock Incentive Plan may be issued;

7. increase the size of the Board of Directors of the Corporation from its current number of five (5); or

                  8. incur any debt in excess of five hundred thousand dollars (US $500,000).

         H. Redemptions. The Corporation shall at any time on or after June 21, 2005, and before the occurrence of a Qualified Public Offering, upon the receipt of written notice or notices (the "Election Notice") delivered to the Corporation by the holders of at least a majority of the then outstanding Series A Convertible Preferred Stock electing to cause a redemption of such holders' shares of Series A Convertible Preferred Stock (the "Electing Holders"), redeem all of the then outstanding shares of Series A Convertible Preferred Stock by paying in cash to the holders thereof in respect of each such share the Redemption Price (defined below), in two (2) equal annual installments over two years, with the initial payment due within thirty (30) days after the Redemption Date (as hereinafter defined), and the subsequent payments due each ninety (90) days thereafter. Upon receipt of the Election Notices, the Corporation will so notify all other persons holding Series A Convertible Preferred Stock. Upon receipt of the Election Notice, the Corporation shall fix the date for redemption (the "Redemption Date"), provided that such Redemption Date shall occur within thirty (30) days after receipt of the Redemption Notice. The price payable for each redeemed share of Series A Convertible Preferred Stock (the "Redemption Price") shall be equal to the greater of (i) the Appraised Value (as defined below) of each such share as of the date of the Corporation's receipt of the Election Notice, or (ii) the Original Purchase Price plus all declared but unpaid dividends, if any, plus an amount equal to fifteen percent (l5%) per annum (from the date of purchase of each such share from the Corporation) of the Original Purchase Price.

         The Appraised Value shall be the fair market value of such shares, as established by the vote of a majority of the members of the Board of Directors, at least one of whom shall be a Series A Director, in good faith following the Corporation's receipt of the Election Notice (which Appraised Value shall not include a discount for minority ownership interest or illiquidity), and each Electing Holder shall be notified in writing of such value upon receipt by the Corporation of an Election Notice. If, however, the holders of at least a majority of the then-outstanding Series A Preferred Stock shall give the Corporation written notice prior to the scheduled redemption that he, it or they disagree with the value placed upon the Series A Convertible Preferred Stock, then the holders of Series A Convertible Preferred Stock and the Corporation shall attempt to agree upon an Appraised Value. Should the holders of Series A Convertible Preferred Stock and the Corporation be unable to agree during the twenty (20)-day period immediately following the giving of the written notice of such disagreement as to the Appraised Value without the employment of appraisers, then they shall each select an appraiser experienced in the business of evaluating or appraising the market value of stock. The two (2) appraisers so selected (the "Initial Appraisers") shall, an or prior to the scheduled redemption, appraise such shares to be redeemed as of the date of the scheduled redemption. The appraisers shall not discount the shares of Series A Convertible Preferred Stock for minority ownership interest or illiquidity. If the difference between the resulting appraisals is not greater than ten percent (10%), then the average of the appraisals shall be deemed the Appraised Value; otherwise, the Initial Appraisers shall select an additional appraiser (the "Additional Appraiser"), who shall be experienced in a manner similar to the Initial Appraisers. If they fail to select such Additional Appraiser as provided above, then either the holders of Series A Convertible Preferred Stock or the Corporation may apply, after written notice to the other, to any judge of any court of general jurisdiction for the appointment of such Additional Appraiser. The

Additional Appraiser shall then choose from the values determined by the Initial Appraisers the value that the Additional Appraiser considers closest to the fair market value of the Series A Convertible Preferred Stock, and such value shall be the Appraised Value. The Additional Appraiser shall forthwith give written notice of his determination to the Corporation and the holders of Series A Convertible Preferred Stock. Each party shall pay the expenses and fees of the appraiser selected by him or it, and, if an Additional Appraiser is employed, the party who selected the Initial Appraiser whose value determination was rejected by the Additional Appraiser shall pay all the expenses and fees of the Additional Appraiser.

         On or before the Redemption Date, each holder of shares required to be redeemed shall surrender the certificate representing such shares to the Corporation. After the close of business on the Redemption Date, all rights of holders of shares of Series A Convertible Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

         The right to redemption established by this Section H shall be deemed absolute and vested upon the occurrence of the conditions specified herein; however, actual redemption under this Section H shall be subject to the legal availability of funds and, to the extent delayed, shall occur as soon thereafter as and when funds are legally available therefor, which funds will immediately be used to redeem the balance of the shares that the Corporation has become obliged to redeem pursuant to this Section H but has not redeemed, with interest at the rate of fifteen percent (15%) per annum for the period of each delay.

V.

         For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

         A. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors.

         B. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholder-s may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation (considered for this purpose as one class), except as otherwise provided in this Amended and Restated Certificate of Incorporation, including without limitation Section G of
                  Article IV hereof. No amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted the stockholders.

         C. The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide.

         D. Following the effectiveness of the registration of any class of securities of the Corporation pursuant to the requirements of the Securities Exchange Act of l934, as amended, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws and no action shall be taken by the stockholders by written consent.

         E. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

VI.

         A Meeting of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws at the Corporation.

VII.

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

VIII.

         A. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors arid personal and legal representatives; provided, however that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this
                  Article 8 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

         B. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article 8 to directors and officers of the Corporation.

         C. The rights to indemnification and to the advance of expenses conferred in this Article 8 shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

         D. No director wilt be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         E. Any repeal or modification of this Article 8 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf as of June 20, 2000.

                                             BACKWIRE.COM, INC.

                                             By: /s/ Thomas W. MacIsaac
                                                --------------------------------
                                             Name:  Thomas W. MacIsaac
                                             Title: CEO